Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott A. Caldwell and Stephen M. Jones as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name and/or his behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Allied Nevada Gold Corp. to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including, without limitation, the power and authority to sign his name in any and all capacities (including his capacity as a Director and/or Officer of Allied Nevada Gold Corp.) to the Annual Report on Form 10-K of Allied Nevada Gold Corp. for the fiscal year ended December 31, 2012 and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent or any substitute or substitutes for, shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents on the dates stated.

Signature	Title	Date

/s/ Robert M. Buchan	Executive Chairman and Director	February 21, 2013
Robert M. Buchan

/s/ John W. Ivany	Director	February 21, 2013
John W. Ivany

/s/ Cameron A. Mingay	Director	February 21, 2013
Cameron A. Mingay

/s/ Terry M. Palmer	Director	February 21, 2013
Terry M. Palmer

/s/ Carl Pescio	Director	February 21, 2013
Carl Pescio

/s/ A. Murray Sinclair	Director	February 21, 2013
A. Murray Sinclair

/s/ Robert G. Wardell	Director	February 21, 2013
Robert G. Wardell